Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
of BPW Acquisition Corp.
We have audited the accompanying balance sheets of BPW Acquisition Corp. (a corporation in the development stage)(the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows the years ended December 31, 2009 and 2008 and the periods from October 12, 2007 (inception) to December 31, 2007 and October 12, 2007 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and the periods from October 12, 2007 (inception) to December 31, 2007 and October 12, 2007 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company will face a mandatory liquidation if a business combination is not consummated by February 26, 2010, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 22, 2010

BPW ACQUISITION CORP.
(a corporation in the development stage)
BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS

Current assets
Cash	$111,503	$31,848
Prepaid expenses	84,454	93,810

Total current assets	195,957	125,658

Other assets
Cash equivalents held in Trust Account	349,198,387	350,530,373
Deferred income taxes	563,752	113,000

Total other assets	349,762,139	350,643,373

	$349,958,096	$350,769,031

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$543,709	$216,636
Income taxes payable	—	246,650

Total current liabilities	543,709	463,286

Long-term liabilities, Deferred underwriters’ fee	7,700,000	10,010,000

Common stock subject to possible redemption, 12,249,999 shares at redemption value, $9.96 per share	122,009,990	122,009,990

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $.0001 par value, authorized 200,000,000 shares; 41,176,471 shares issued and outstanding	4,118	4,118
Additional paid-in capital	218,661,823	216,351,823
Retained earnings	1,038,456	1,929,814

Total stockholders’ equity	219,704,397	218,285,755

	$349,958,096	$350,769,031

See accompanying notes to financial statements.

1

BPW ACQUISITION CORP.
(a corporation in the development stage)
STATEMENTS OF OPERATIONS

			For the Period	For the Period
	For the	For the	October 12, 2007	October 12, 2007
	Year Ended	Year Ended	(inception) to	(inception) to
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2009

Revenue	$—	$—	$—	$—
Formation and operating costs	1,679,729	469,442	1,138	2,150,309

Loss from operations	(1,679,729)	(469,442)	(1,138)	(2,150,309)
Interest and dividend income	329,371	3,393,450	1,044	3,723,865

Net income before provision (benefit) for income taxes	(1,350,358)	2,924,008	(94)	1,573,556
Provision (benefit) for income taxes	(459,000)	994,100	—	535,100

Net income (loss) applicable to common stockholders	$(891,358)	$1,929,908	$(94)	$1,038,456

Weighted average number of common shares outstanding — excluding common shares subject to possible redemption:
Basic	28,926,472	25,786,449	10,781,250	25,700,983
Diluted	28,926,472	30,243,734	10,781,250	30,867,159

Income (loss) per common share — excluding common shares subject to possible redemption:
Basic	$(0.03)	$0.07	$(0.00)	$0.04
Diluted	$(0.03)	$0.06	$(0.00)	$0.03

Weighted average number of common shares subject to possible redemption	12,249,999	10,169,177	—	10,090,012

Income (loss) per common share for shares subject to possible redemption, basic and diluted	$—	$—	$—	$—

See accompanying notes to financial statements.

2

BPW ACQUISITION CORP.
(a corporation in the development stage)
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the period October 12, 2007 (inception) to December 31, 2009

				Retained
				Earnings
				(Deficit
			Additional	Accumulated	Total
	Common Stock		Paid in	during the	Stockholders’
	Shares	Amount	Capital	Development Stage)	Equity

Sale of Units issued to the Sponsors on October 31, 2007 at $0.0023 per Unit (each unit consists of one share of common stock and one warrant to purchase one share of common stock)	10,781,250	$1,078	$23,922	$—	$25,000

Net loss	—	—	—	(94)	(94)

Balances, at December 31, 2007	10,781,250	1,078	23,922	(94)	24,906

Forfeiture of Units issued to the Sponsors on February 19, 2008 and February 26, 2008	(3,678,309)	(368)	368	—	—

Sale of Units issued in the public offering on March 3, 2008 at $10 per Unit (including 12,249,999 shares of common stock subject to possible redemption)	35,000,000	3,500	349,996,500	—	350,000,000

Proceeds from public offering subject to possible redemption (12,249,999 shares at redemption value)	—	—	(122,009,990)	—	(122,009,990)

Underwriter’s discount and offering costs related to the public offering (includes $10,010,000 payable upon a business combination)	—	—	(20,259,069)	—	(20,259,069)

Sale of 8,600,000 warrants at $1 per warrant on March 3, 2008 to the Sponsors	—	—	8,600,000	—	8,600,000

Forfeiture of Units issued to the Sponsors on March 27, 2008	(926,470)	(92)	92	—	—

Net income	—	—	—	1,929,908	1,929,908

Balances, at December 31, 2008	41,176,471	4,118	216,351,823	1,929,814	218,285,755

Reduction in discount due underwriter, under a December 2009 amendment			2,310,000		2,310,000

Net loss	—	—		(891,358)	(891,358)

Balances, at December 31, 2009	41,176,471	$4,118	$218,661,823	$1,038,456	$219,704,397

See accompanying notes to financial statements.

3

BPW ACQUISITION CORP.
(a corporation in the development stage)
STATEMENTS OF CASH FLOWS

			For the Period	For the Period
			October 12, 2007	October 12, 2007
	For the Year Ended	For the Year Ended	(inception) to	(inception) to
	December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2009
Cash flows from operating activities
Net income (loss)	$(891,358)	$1,929,908	$(94)	$1,038,456
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax benefit	(450,752)	(113,000)	—	(563,752)
Increase (decrease) in cash attributable to change in current assets and liabilities
Prepaid expenses	9,356	(93,810)	—	(84,454)
Accounts payable and accrued expenses	327,073	215,636	1,000	543,709
Income taxes payable	(246,650)	246,650	—	—

Net cash provided by (used in) operating activities	(1,252,331)	2,185,384	906	933,959

Cash flows provided by (used in) investing activities
Change in investment in Trust Account	1,331,986	(350,530,373)	—	(349,198,387)

Cash flows from financing activities
Proceeds from issuance of units to the Sponsors	—	—	25,000	25,000
Proceeds from notes payable, Sponsors	—	—	250,000	250,000
Payments of the notes payable, Sponsors	—	(250,000)	—	(250,000)
Proceeds from the issuance of warrants in private placement	—	8,600,000	—	8,600,000
Proceeds from the issuance of common stock in the initial public offering	—	350,000,000	—	350,000,000
Payment of underwriters’ fees and offering costs	—	(10,172,205)	(76,864)	(10,249,069)

Net cash provided by financing activities	—	348,177,795	198,136	348,375,931

Net increase (decrease) in cash	79,655	(167,194)	199,042	111,503

Cash, beginning of period	31,848	199,042	—	—

Cash, end of period	$111,503	$31,848	$199,042	$111,503

Supplemental disclosure of cash flow information, cash paid during the peiod for income taxes	$299,000	$860,000	$—	$1,159,000

Supplemental disclosure of non-cash financing activities

Deferred underwriters’ fees and offering costs	$(2,310,000)	$10,010,000	$420,000	$7,700,000

See accompanying notes to financial statements.

4

BPW ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
     BPW Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on October 12, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses (a “Business Combination”). The Company has neither engaged in any operations nor generated operating revenue to date. The Company is considered to be in the development stage, and is subject to the risks associated with activities of development stage companies. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company currently generates non-operating income in the form of interest and dividend income on cash and cash equivalents held in a trust account (“Trust Account”) from the proceeds derived from the Offering (as defined below).
     The registration statement for the Company’s initial public offering (the “Offering”) (as described in Note D) was declared effective on February 26, 2008. The Company consummated the Offering on March 3, 2008 and simultaneously with such Offering, BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP (the “Sponsors”) purchased an aggregate of 8,600,000 warrants at $1.00 per warrant (the “Sponsors’ Warrants”) from the Company in a private placement (the “Private Placement”).
     The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of such net proceeds are intended to be generally applied toward consummating a Business Combination. Upon the closing of the Offering, approximately $348,650,000 (99.6%) of the aggregate proceeds of the Offering and the Private Placement, including deferred underwriting discounts and commissions payable to the underwriters in the Offering only if the Company consummates a Business Combination, were placed in the Trust Account until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the distribution of the Trust Account as described below, other than any amounts released to public stockholders who exercise their conversion rights in connection with certain stockholders votes.
     The Company, after signing a definitive agreement to effect a Business Combination, will submit such transaction for stockholder approval. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering), on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the time period within which it must complete its Business Combination, vote against the Business Combination and elect to exercise their conversion rights, the Business Combination will not be consummated.
     In the event an extension period or a Business Combination is consummated, public stockholders who exercised their conversion rights and voted against an extension period or a Business Combination, as applicable, will be entitled to convert their stock for a pro rata share of the aggregate amount of cash then on deposit in the Trust Account, including their pro rata portion of the deferred underwriting discount and any interest earned on the Trust Account, net of income taxes payable on the interest income on the Trust Account and net of any interest income of up to $4,000,000 released to the Company for working capital requirements. However, voting against an extension period or the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. The Founders (as defined in Note E) have agreed to vote all of the shares of common stock held by them prior to the Offering (i) in the same manner as the majority of the votes cast by the public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve an initial Business Combination and (b) in connection with the vote required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 30 months from the consummation of the Offering in the event the Company has entered into a definitive agreement for, but has not yet consummated, an initial Business Combination, and (ii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination. In addition, the Founders and the Company’s directors and officers have agreed that they will vote any shares of common stock they purchase in the open market in, or after, the Offering, including those shares purchased pursuant to the limit orders (as described in Note E), in favor of an initial Business Combination, in favor of an extension of the Company’s corporate existence to up to 30 months from the consummation of the Offering and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination.
     In the event that the Company does not consummate a Business Combination by February 26, 2010 (or August 26, 2010, if extended), the proceeds held in the Trust Account, including any interest and dividend income earned and net of any income taxes payable on the interest and dividend income, will be distributed to the Company’s public stockholders, excluding the Founders to the extent of their initial stock holdings prior to the consummation of the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit (as defined in Note D) in the Offering (assuming no value is attributed to the Warrants (as defined in Note D) contained in the Units offered in the Offering). The mandatory liquidation raises substantial doubt about the Company’s ability to continue as a going concern.
     On December 8, 2009, the Company entered into a definitive merger agreement to which it will be acquired by The Talbots, Inc., a specialty retailer of women’s apparel. This transaction is further described in Note J.
NOTE B — NEW ACCOUNTING PRONOUNCEMENT
          In June 2009 the FASB issued the FASB Accounting Standards Codification (the “Codification”) for financial statements issued for interim and annual periods ending after September 15, 2009, which was effective for the Company beginning in the third quarter of 2009. The Codification became the single authoritative source for GAAP. Accordingly, previous references to GAAP accounting standards are no longer used in our disclosures, including these Notes to the Financial Statements.
     The Company was required to adopt new accounting guidance related to subsequent events as of June 30, 2009. This guidance establishes general standards of accounting for and the disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.
     The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.
NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation:
          The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosures rules and regulations of the United States Securities and Exchange Commission (“SEC”).
Fair value of financial instruments:

          The Company does not enter into financial instruments or derivative contracts for trading or speculative purposes. The carrying amount of the Company’s assets and liabilities, which qualify as financial instruments, approximates their fair value due to their short maturities.
Accounting for Acquisitions:
     In December 2007, guidance was issued which changes certain aspects for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The guidance also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of the business combination. This guidance applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. As such, our adoption on January 1, 2009 will impact all our acquisitions on or after that date.
Income (loss) per common share:
     Basic income (loss) per common share for all periods is computed by dividing income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share reflects the potential dilution that could occur assuming common shares were issued upon the exercise of outstanding in the money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period. The Company uses the treasury stock method to calculate potentially dilutive shares, as if they were converted into common stock at the beginning of the period.
     The Company’s statement of operations includes a presentation of income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per common share. Basic and diluted income (loss) per common share for the maximum number of shares subject to possible redemption is calculated by dividing the net interest income attributable to common shares subject to redemption ($0 for the year ended December 31, 2009) by the weighted average number of shares subject to possible redemption. Basic and diluted income (loss) per common share for the shares outstanding not subject to possible redemption is calculated by dividing the net income (loss) exclusive of the net interest income attributable to common shares subject to redemption by the weighted average number of shares not subject to possible redemption.
     At December 31, 2009, the Company had outstanding warrants to purchase 49,776,471 shares of common stock. For all periods presented, the weighted average of 6,176,471 Founders’ Warrants (as defined in Note E) convertible into common shares underlying the Founders’ Units (as defined in Note E) were excluded from the calculation of diluted income (loss) per common share because their inclusion would have been anti-dilutive. For the years ended December 31, 2008 and the period from October 12, 2007 (inception) to December 31, 2009, dilutive securities include warrants of 4,457,285 and 5,166,176, respectively, that represent incremental common shares, based on their assumed conversion, to be included in the weighted average number of common shares for the calculation of diluted income per common share.
Income taxes:
          The Company provides for income taxes using the asset and liability method. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions:
     The Company periodically assesses its uncertain tax positions and recognizes tax benefits if they are “more-likely-than-not” to be upheld upon review by the appropriate taxing authority. The Company measures the tax benefit by determining the maximum amount that has a “greater than 50 percent likelihood” of ultimately being realized. The Company reverses previously accrued liabilities for uncertain tax positions when audits are concluded, statutes expire, administrative practices dictate that a liability is no longer warranted, or in other circumstances as deemed necessary. These assessments can be complex and the Company often obtains assistance from external advisors. The Company recognizes interest and penalties related to uncertain tax positions in other income (expense) on its Consolidated Statement of Operations. The Company did not recognize any adjustments for uncertain tax positions for any of the periods presented in the accompanying financial statements.
Concentration of credit risk:
          Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Use of estimates:
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Redeemable common stock:
          The Company accounts for redeemable common stock that is redeemable for cash or other assets, by classifying them outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a liquidation event, the redeemable securities should not be classified outside of permanent equity.
Subsequent Events:
     These financial statements were approved by the board of directors and were issued on February 23, 2010. Subsequent events have been evaluated through this date..
NOTE D — OFFERING
     On March 3, 2008, the Company consummated the sale of 35,000,000 units (“Units”) at $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (i) February 26, 2009 or (ii) the completion of a Business Combination, and will expire February 26, 2014. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.
     The Company had granted the underwriters a 30-day option expiring on March 27, 2008 to purchase up to 5,250,000 additional Units to cover the over-allotment, if any. This option expired unexercised.
     In connection with the Offering, the Company paid an underwriting discount of $9,100,000 (2.6% of the gross offering proceeds) to the underwriters at the closing of the Offering. An additional fee of $15,400,000 (4.4% of the gross offering proceeds) is payable upon the Company’s consummation of a Business Combination, reduced pro rata (up to $5,390,000) by the exercise of any conversion rights described in Note A. The underwriters will not be entitled to any interest accrued on the deferred discount which aggregates $10,010,000. In connection with the transaction described in Note J, the underwriters have agreed to reduce their fee to $7,700,000.
NOTE E — RELATED PARTY TRANSACTIONS
     The Company issued two unsecured promissory notes to the Sponsors for aggregate proceeds of $250,000 on October 31, 2007. The notes were non-interest bearing and payable on the earlier of October 31, 2008 or the consummation of the Offering. On March 3, 2008, the promissory notes were repaid in full.
     On October 31, 2007, the Company issued 10,781,250 Units (“Founders’ Units”) for proceeds of $25,000 to the Sponsors. Subsequently, the Sponsors returned to the Company an aggregate of 3,678,309 of such Founders’ Units, which, upon receipt, the Company cancelled. Up to an aggregate of 926,470 of the Founders’ Units were subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part by the underwriters. On March 27, 2008, 926,470 of the Founders’ Units were returned to the Company and cancelled. On December 8, 2008, the Sponsors agreed to surrender an aggregate of 1,776,498 shares of common stock of the Company upon closing of the Business Combination described in Note J.
     The Company has agreed to pay a monthly fee of $10,000 per month to an entity affiliated with one of the Company’s Sponsors, for office space and certain office and secretarial services. This agreement commenced on the date of the Offering and shall continue through the earlier of a Business Combination or the liquidation of the Company.
     On March 3, 2008, prior to the Offering, the Sponsors purchased, in the Private Placement, 8,600,000 Sponsors’ Warrants at $1.00 per warrant simultaneously with the consummation of the Offering, but not as part of the Offering. The aggregate proceeds of the Private Placement of $8,600,000 are held in the Trust Account described in Note A above. The Sponsors’ Warrants are identical to the Warrants underlying the Units sold in the Offering except that (i) the Sponsors have agreed that they will not sell or otherwise transfer the Sponsors’ Warrants until the Company consummates a Business Combination, (ii) they may be exercised on a cashless basis at the option of the holder and (iii) are not redeemable as long as they are held by the Sponsors or their affiliates. If the Company does not complete a Business Combination, the $8,600,000 of proceeds will be part of the liquidating distribution to the public stockholders and the Sponsors’ Warrants will expire worthless.
     The Company’s board of Directors (the “Board”) approved an amendment to modify the terms of the warrants granted to the Sponsors as part of the Founders’ Units (the “Founders’ Warrants”) whereby (i) the exercise price of the Founders’ Warrants was increased from $7.50 to $10.00, (ii) the expiration date of the Founders’ Warrants was extended to six years from the date of the final prospectus relating to the Offering and (iii) the last sale price that triggers when the Founders’ Warrants become exercisable was changed to $12.25 per share.

     The Sponsors transferred at cost an aggregate of 150,000 Founders’ Units to Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf (the “Directors” and together with the Sponsors, the “Founders”), each of whom agreed to serve on the Board upon the closing of the Offering. In addition, the Directors have purchased from the Sponsors an aggregate of 120,927 Founders’ Units prior to the Offering and have also purchased from the Sponsors an aggregate of 149,571 Sponsors’ Warrants immediately following the consummation of the Offering for an aggregate purchase price of $150,000. On March 27, 2008, the Directors returned an aggregate of 16,116 Founders’ Units and therefore currently hold an aggregate of 254,811 Founders’ Units. On December 8, 2008, the Directors agreed to surrender an aggregate of 76,443 shares of common stock of the Company upon closing of the Business Combination described in Note J.
     The holders of the Founders’ Units, as well as the holders of the Sponsors’ Warrants (and underlying securities), are entitled to registration rights pursuant to an agreement signed on February 26, 2008. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, these stockholders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement provides that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act of 1933, as amended, provided that no sales will be allowed to be made pursuant to such registration statement until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the Founders’ Warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.
     The holders of the warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the Founders’ Warrants and Sponsors’ Warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that so long as they are held by our Founders or Sponsors, or their affiliates or other permitted transferees, the Founders’ Warrants and Sponsors’ Warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in the Offering is effective and a related current prospectus is available.
     The Sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which they have placed limit orders for an aggregate of up to $25,000,000 of the Company’s common stock, commencing on the later of (i) the day after the Company files a preliminary proxy statement relating to the Company’s initial Business Combination and (ii) 60 days after termination of the “restricted period” in connection with the Offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be approved, or earlier in certain circumstances (“Buyback Period”). Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the Sponsors to purchase the Company’s common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in the Trust Account, until the earlier of the expiration of the Buyback Period or until such purchases reach $25,000,000 in total. The Buyback Period commenced on December 9, 2009 and ended on January 14, 2010. During the BuyBack Period, no common stock was required to be purchased pursuant to the limit order agreements.
     The Sponsors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the Offering, including shares purchased pursuant to such limit orders, in the event the Company fails to complete an initial Business Combination. In addition, the Sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until 180 days after the Company has completed an initial Business Combination, and will vote all such shares (i) in favor of the Company’s initial Business Combination, (ii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 30 months from the date of the final prospectus relating to the Offering in the event the Company has entered into a definitive agreement for, but has not yet consummated, the Company’s initial Business Combination, and (iii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve the Company’s initial Business Combination.
     In March 2009, the Company entered into an agreement for consulting services with Douglas McGovern. Services under this agreement require monthly payments of up to $13,500 (and Mr. McGovern is entitled to a bonus upon completion of an initial Business Combination) and extends through the earlier of February 26, 2010 (or August 26, 2010, if extended) or completion of a Business Combination. Mr. McGovern was formerly an employee of Brooklyn NY Holdings LLC. Approximately $127,715 was incurred under this agreement through December 31, 2009.
NOTE F — TRUST ACCOUNT
     A total of $348,650,000, which includes $332,350,000 of the net proceeds from the Offering, as adjusted, $8,600,000 from the sale of Sponsors’ Warrants (see Note E) and $7,700,000 of deferred underwriting discounts and commissions, as amended (see Note D), has been placed in the Trust Account. The trust proceeds are invested in the “Dreyfus Treasury Prime Cash Management” money market fund, a fund which invests exclusively in U.S. Treasury securities. As of December 31, 2009, the balance in the Trust Account was $349,198,387. Interest and dividend income earned from the Trust investments from inception was approximately $3.7 million, of which approximately $2 million was disbursed for working capital and approximately $1.2 million was disbursed for payment of income taxes.
NOTE G — COMMON STOCK SUBJECT TO REDEMPTION
     As discussed in Note A, the Company is required to obtain stockholder approval for any Business Combination. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering), on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the time period within which it must complete its Business Combination both vote against the Business Combination and elect to exercise their conversion rights, the Business Combination will not be consummated. The Company can still effect a Business Combination if the public stockholders owning up to approximately 35% (minus one share) of the common stock sold in the Offering exercise their conversion rights.
          This conversion obligation with respect to up to 35% (minus one share) of the shares of common stock sold in the Offering will exist regardless of how a Business Combination is structured. That is, the Company would be required to redeem up to an amount equal to the product of approximately 35% (minus one share) of the 35,000,000 shares of common stock sold in the Offering (or 12,249,999 shares of common stock) multiplied by an initial cash per-share redemption price of $9.96. The actual per-share redemption price will be equal to the quotient of the amount in the Trust Account plus all accrued interest not previously released to the Company, as of two business days prior to the proposed consummation of the Business Combination, divided by 35,000,000 shares of common stock.
     The Company has classified 35% (minus one share) of the net proceeds from the Offering, or $122,009,990, outside permanent equity as of December 31, 2009.

NOTE H — INCOME TAXES
     The Company recorded a deferred income tax asset of approximately $564,000 and $113,000 for the tax effect of temporary differences, formation and operating costs, aggregating approximately $1,511,000 and $329,000 at December 31, 2009 and 2008, respectively.
     The current and deferred components of taxes are comprised of the following for the year ended December 31, 2009 and 2008 and for period from October 12, 2007 (inception) to December 31, 2009 are approximately as follows (rounded to thousands):

	Year ended	Year ended	October 12, 2007
	December 31	December 31	to December 31
	2009	2008	2009
Current tax provision	$55,000	$1,107,000	$1,161,000
Deferred tax provision (benefit)	(514,000)	(113,000)	(626,000)

Provision (benefit) for income taxes	($459,000)	$994,000	$535,000

     The Company has not yet begun its trade or business for U. S. tax reporting purposes. Accordingly, it could not yet recognize losses for start-up expenditures. As a result, a deferred tax asset was established for these start-up expenditures.
NOTE I — FAIR VALUE MEASUREMENTS
     In September 2006, the Financial Accounting Standards Board issued a statement which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The implementation during the first quarter of 2008 did not have a material impact on our financial condition, results of operations, or cash flows. We deferred the adoption of this statement with respect to non-financial assets until January 1, 2009 which include goodwill, and intangible assets with indefinite lives. This implementation did not have any effect on our financial condition, results of operations or cash flows. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).
     The inputs used to measure fair value are classified into the following hierarchy:
•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves.

•	Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.
     At December 31, 2009 and 2008, the Company’s investment in the Trust Account (see Note F) is measured at fair value using Level 1 inputs that are determined through market, observable and corroborated sources.

	Quoted Prices	Significant
	in Active	Other	Significant	Balance
	Markets for	Observable	Unobservable	as of
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2009
Assets (at fair value)
Cash equivalents held in trust account	$349,198,387	$—	$—	$349,198,387

Total	$349,198,387	$—	$—	$349,198,387

	Quoted Prices	Significant
	in Active	Other	Significant	Balance
	Markets for	Observable	Unobservable	as of
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2008
Assets (at fair value)
Cash equivalents held in trust account	$350,530,373	$—	$—	$350,530,373

Total	$350,530,373	$—	$—	$350,530,373

NOTE J — THE TALBOTS, INC. TRANSACTION
     On December 8, 2009, the Company entered into a definitive merger agreement to which it will be acquired by The Talbots, Inc., a specialty retailer of women’s apparel (“Talbots”).
     Under the terms of the merger agreement, as amended on February 16, 2010, holders of shares of the Company’s common stock will receive a number of shares of Talbots common stock based on the greater of: (i) the exchange ratio calculated under the Merger Agreement as in effect prior to the Amendment and (ii) the quotient obtained by dividing $11.25 by the average of the daily volume weighted average prices per share of Talbots common stock on the New York Stock Exchange over each of the 5 consecutive trading days immediately preceding the date of the completion of the Merger. Both calculations are subject to a collar providing for a maximum of 1.3235 shares of Talbots common stock and a minimum of 0.9000 shares of Talbots common stock for each share of BPW common stock. In addition, as a result of the amendment, the terms of the related exchange offer contemplated by the Merger Agreement for the Company’s existing warrants held by public warrant holders will be similarly adjusted to take into account the ultimately applicable exchange ratio determined on the same basis as described above.
     As part of the transaction, the Founders of the Company will surrender an aggregate of 1,852,941 shares of BPW common stock, or approximately 30% of the shares held by the Founders, for no consideration.
     In addition, the Company has entered into agreements with various advisors in connection with the planned merger with Talbots. Approximately $5.275 million of fees related to these agreements, are contingently payable upon the successful completion of the acquisition.

NOTE K — CONTINGENCIES
On January 12, 2010, a class action and derivative complaint was filed against the Company, its Vice Chairman, two of its officers (collectively, the “BPW Defendants”), and other entities and persons. The plaintiff, who purports to assert claims on behalf of all public shareholders of Talbots, challenges a series of transactions announced on December 8, 2009, including the proposed transaction in which Talbots will acquire the Company (see Note J). Specifically, the complaint alleges that the proposed transactions are dilutive and unfair to the Talbots public shareholders and invalid under the Talbots bylaws and Delaware statutory law, and it asserts claims for breaches of fiduciary duties and claims for aiding and abetting those breaches. Only the aiding and abetting claim is asserted against the BPW Defendants. On February 5, 2010, the BPW Defendants filed a motion to dismiss. A briefing schedule for this motion has not yet been set. The BPW Defendants are participating in the discovery process and intend, along with the other defendants, to vigorously defend against the plaintiff’s preliminary injunction application, which was filed by the Plaintiff on February 4, 2010 and is scheduled to be heard on March 12, 2010. The Company cannot accurately predict the likelihood of a favorable or unfavorable outcome or quantify the amount or range of potential financial impact, if any. Accordingly, no adjustment has been made in the accompanying financial statements because of this claim.